UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2007

EAGLE BROADBAND, INC.
(Exact name of registrant as specified in charter)

TEXAS	1-15649	76-0494995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 COURAGEOUS DRIVE, LEAGUE CITY, TEXAS 77573
(Address of principal executive offices)

(281) 538-6000
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective July 31, 2007, Dave Micek has resigned as CEO and President of Eagle Broadband and its related and subsidiary companies.  He had held that role since April 13, 2005.  He has also resigned from Eagle’s Board of Directors.  Micek will remain with Eagle Broadband in an executive capacity working on a series of acquisition and divestiture opportunities which he has been pursuing for Eagle Broadband, but under modified terms relative to his previous employment agreement.

Until a new CEO is named, the company’s Chairman and Board of Directors will work closely with the Eagle Broadband executive team regarding day-to-day business matters to ensure that customers experience a flawless transition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BROADBAND, INC.

DATE: August 6, 2007	/s/ Brian Morrow
Brian Morrow
Chief Operating Officer